EXHIBIT (A)(8)


                              FORM OF ELECTION
                            WITH RESPECT TO THE
                         OFFER TO PURCHASE FOR CASH
                UP TO 15,000,000 SHARES OF MGM COMMON STOCK
                                     BY
                  TRACINDA CORPORATION AND KIRK KERKORIAN

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
Return this form to Mellon          RETURN THIS FORM OF ELECTION         If you need assistance
Investor Services LLC no                FOR SHARES IN THE MGM                     call
later than 5:00 p.m. (New           SAVINGS PLAN (THE "PLAN") TO         D.F. King & Co., Inc.
York City time), September          MELLON INVESTOR SERVICES LLC           at 1-800-714-3313
29, 2003, unless the Offer      (THE "TABULATION AGENT") AS FOLLOWS:
is extended.  See
Instruction 3.
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            BY MAIL:                         BY HAND:                 BY OVERNIGHT DELIVERY:
Mellon Investor Services LLC      Mellon Investor Services LLC    Mellon Investor Services LLC
Post Office Box 3301              120  Broadway, 13th Floor       85 Challenger Rd - Mail
South Hackensack, NJ 07606-3301   New York, NY 10271              Drop-Reorg
Attn: Reorganization Department   Attn: Reorganization            Ridgefield Park, NJ 07660
                                  Department                      Attn: Reorganization
                                                                  Department
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ELECTION:

As a participant in, or beneficiary with respect to, the Company Stock Fund under the Plan, I hereby instruct Reliance Trust Company as Trustee of the Plan to elect the following with respect to the shares of MGM common stock allocated to my Company Stock Fund account as of the expiration date of the Offer (as defined in Instruction 2).

          (Please check the appropriate box to make your election)

|_| 1. Tender all the shares of MGM     |_| 2. Tender ___% of the shares of MGM
common stock allocated to  my           common stock allocated to my Company
Company Stock Fund account              Stock Fund account (fill in  whole
                                        percentages only)

IF YOU DO NOT WISH TO DIRECT THE TENDER OF ANY PORTION OF THE SHARES OF MGM COMMON STOCK ALLOCATED TO YOUR COMPANY STOCK FUND ACCOUNT, YOU DO NOT NEED TO TAKE ANY ACTION.

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YOU MUST SIGN AND DATE THIS FORM OF ELECTION, WHICH MUST BE RECEIVED BY THE
TABULATION AGENT NO LATER THAN 5:00 P.M. (NEW YORK CITY TIME) ON SEPTEMBER
        29, 2003, UNLESS THE OFFER IS EXTENDED. SEE INSTRUCTION 3.

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                SIGNATURE OF PLAN PARTICIPANT OR BENEFICIARY
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Signature
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Date
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Telephone Number (Include Area Code)
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                  NAME OF PLAN PARTICIPANT OR BENEFICIARY
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IMPORTANT:

BY SIGNING THIS FORM OF ELECTION AND SUBMITTING IT TO MELLON INVESTOR SERVICES LLC, THE TABULATION AGENT, YOU ARE AGREEING TO ALL OF THE TERMS OF THIS FORM OF ELECTION AND TO THE FOLLOWING STATEMENTS:


(1) You are the Plan participant or beneficiary whose account is described in this Form of Election.

(2) This Form of Election is being sent to you in connection with an Offer to Purchase, dated August 21, 2003 (the "Offer to Purchase"), relating to the offer by Tracinda Corporation, a Nevada corporation wholly owned by Kirk Kerkorian ("Tracinda"), and Kirk Kerkorian (collectively, the "Purchasers") to purchase up to 15,000,000 shares of common stock, par value $.01 per share (the "shares"), of Metro-Goldwyn-Mayer Inc., a Delaware corporation ("MGM"), on the terms and subject to the conditions set forth in the Offer to Purchase (the "Offer"). Your attention is directed to the following:

          a. The Offer price is $16.00 per share, net to the seller in cash, without interest thereon, on the terms and subject to the conditions set forth in the Offer to Purchase.

          b. The Offer is being made for up to 15,000,000 shares. If more than 15,000,000 shares are tendered in the Offer, the Purchasers will purchase 15,000,000 shares on a pro-rata basis.

          c. Under the terms of the Offer, Tracinda will be severally obligated to purchase up to 5,000,000 shares accepted for payment under the Offer, and Mr. Kerkorian will be severally obligated to purchase up to 10,000,000 shares accepted for payment under the Offer. The Purchasers reserve the right to reallocate between them the shares to be purchased pursuant to the Offer, although any reallocation will not affect each of their obligations to purchase the number of shares described in the previous sentence.

          d. The Offer is conditioned upon the conditions of the Offer described in Section 12 of the Offer to Purchase.

          e. Tendering stockholders will not be obligated to pay brokerage fees or commissions to the depositary or the information agent.

(3) This Form of Election must be received by Mellon Investor Services LLC, the Tabulation Agent, by one of the methods set forth on the cover page of this Form of Election no later than September 29, 2003, unless the Offer is extended. If the Offer is extended, this Form of Election must be received by the Tabulation Agent no later than three New York Stock Exchange trading days before the then scheduled expiration date. THE METHOD OF DELIVERY OF THIS FORM OF ELECTION IS AT YOUR SOLE ELECTION AND RISK. THIS FORM OF ELECTION WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE TABULATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

(4) You understand that Reliance Trust Company (the "Trustee") has the sole authority under the Plan to make the election described herein. However, under the terms of the Plan, each participant or beneficiary, including you, is designated as a "Named Fiduciary" for purposes of making an election as to whether to tender in the Offer shares allocated to your Company Stock Fund account under the Plan. Because you are designated as a "Named Fiduciary" under the Plan, the Trustee is required to follow your proper election instructions that are in accordance with the terms of the Plan and are not contrary to the fiduciary standards of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Fiduciaries under ERISA (including persons designated as "Named Fiduciaries") are required to act prudently, solely in the interests of the Plan participants and beneficiaries, and for the exclusive purpose of providing benefits to Plan participants and beneficiaries.

(5) As a "Named Fiduciary," you are entitled to instruct the Trustee whether to tender all or a portion of the shares allocated to your Company Stock Fund account under the Plan as of the expiration date of the Offer. By signing, dating and returning this Form of Election you accept this designation under the Plan as a "Named Fiduciary" and understand that you should exercise your election rights in a prudent manner.

(6) You acknowledge receipt of the Offer to Purchase. Additional copies of the Offer to Purchase may be obtained by contacting D.F. King & Co., Inc. at 1-800-714-3313.

(7) By checking the appropriate box, you are instructing the Trustee to cause all or a portion of the shares allocated to your Company Stock Fund account under the Plan to be tendered in the Offer.

(8) If you elect to tender all or a portion of the shares allocated to your Company Stock Fund account, the corresponding proportion of shares attributable to MGM's matching contribution to your Company Stock Fund account for August 2003 will also be tendered in the Offer. As soon as practicable after the expiration date of the Offer, all proceeds from the shares tendered in the Offer that are purchased by the Purchasers will be reinvested in accordance with your then current investment fund election under the Plan.

(9) All instructions received to tender the shares allocated to your Company Stock Fund account will be held in strict confidence and will not be disclosed to any person associated with MGM, including employees, officers, and directors of MGM, except as required by law.

(10) You understand that all authority conferred or agreed to be conferred in this Form of Election shall be binding upon your successors, assigns, heirs, executors, administrators and legal representatives.

(11) Any election may be revoked until 5:00 p.m. (New York City time) on September 29, 2003, unless the Offer is extended (in which case the election may be revoked until 5:00 p.m. (New York City time) on the date that is three New York Stock Exchange trading days before the then scheduled expiration date). To revoke an election, a later dated written notice of revocation must be submitted to Mellon Investor Services LLC. The notice of revocation must (a) specify the name of the participant or beneficiary having made the election to be revoked and (b) be signed by the participant or beneficiary in the same manner as the original signature on the Form of Election by which such election was made. A new election may be made by submitting by September 29, 2003 (unless the Offer is extended) later dated written instructions to Mellon Investor Services LLC at the appropriate address indicated on the Form of Election.